GENETHERA INC BOARD RESOLUTION

SUBJECT:

ENGAGEMENT OF INDEPENDENT AUDITORS

DATE:

JULY 22, 2009

METHOD:

VIA CONFERENCE CALL TO ITALY

PARTICIPANTS:

KEVIN SCOTT, COO

TANNYA IRIZARRY, CFO INTERIM

DR. ANTONIO MILICI, CHAIRMAN OF THE BOARD AND CEO

WHEREAS, THE CHAIRMAN OF THE BOARD APPROVED THE ENGAGEMENT OF MALONE-BAILEY, P.C. AS OUR NEW INDEPENDENT AUDITORS REPLACING W.T. UNIACK & CO. CPA’S, P.C.

SIGNED BY:

SIGNATURE STAMP WITH PERMISSION

DR. ANTONIO MILICI

TLI: KS: AM

BR#3 FOR 2009